Exhibit 3.1.3

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF AMENDMENT

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.	The name of the corporation is Ryan’s Family Steak Houses, Inc.

2.	Date of Incorporation October 20, 1977

3.	Agent’s Name and Address CT Corporation System, 75 Beattie Place, Greenville, SC 298601

4.	On May 5, 2004, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attaché the complete text of each Amendment)

Article 1 of the Restated Articles of Incorporation filed on September 10, 1981 is hereby deleted in its entirety and replaced with the following:

The name of the corporation is Ryan’s Restaurant Group, Inc.

5.	The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, as follows: (if not applicable, insert “not applicable” or “NA”).

6.	Complete either “a” or “b”, whichever is applicable.

a.	☑	Amendment(s) adopted by shareholder action.
At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

	Number of	Number of	Number of	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares
Group	Shares	To be Cast	The meeting	For or	Against
Common	42,179,581	42,179,581	37,579,808	37,487,194	79,396

Ryan’s Family Steak Houses, Inc.

Name of Corporation

*NOTE:	Pursuant to Section 33-10-106(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

	b.	☐	The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.

7.	Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended)

Date May 14, 2004	Ryan’s Family Steak Houses, Inc.

Name of Corporation

/s/ Janet J. Gleitz

Signature

Janet J. Gleitz, Corporate Secretary

Type or Print Name and Office

FILING INSTRUCTIONS

1.	Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.	If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.	Filing fees and taxes payable to the Secretary of State at time of filing application.

Filing Fee	$10.00
Filing Tax	100.00

Total	$110.00

Return to:	Secretary of State
P. O. Box 11350
Columbia, SC 29211

DOM-ARTICLES OF AMENDMENT.DOC		Form Revised by South Carolina
Secretary of State, January 2000